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                                                                      Exhibit 21

                             Belair Capital Fund LLC
                                  Subsidiaries


         Name                                   Jurisdiction of Incorporation
         ----                                   -----------------------------

Belair Real Estate Corporation                           Delaware

Bel Residential Properties Trust                         Maryland